Intended Release Date April 29, 1998
                                                             (Rule 14a-6(d))

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

          [ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
          [X] Definitive Proxy Statement          Commission Only (as
          [ ] Definitive Additional Materials     permitted by Rule 14a-6(e)(2))
          [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AVAX TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):
Not Applicable

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         not applicable
     (2) Aggregate number of securities to which transaction applies: not applicable
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         not applicable
     (4) Proposed maximum aggregate value of transaction: not applicable
     (5) Total fee paid: not applicable
         [ ] Fee paid previously with preliminary materials:
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid: not applicable

     (2)  Form, Schedule or Registration Statement No.: not applicable

     (3)  Filing Party: not applicable

     (4)  Date Filed: not applicable

                                     [LOGO]

                             AVAX TECHNOLOGIES, INC.
                           4520 Main Street, Suite 930
                           Kansas City, Missouri 64111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To be held on Wednesday, June 3, 1998

To the Stockholders of AVAX TECHNOLOGIES, INC.:

The Annual Meeting of Stockholders of AVAX TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), will be held on Wednesday, June 3, 1998, at 10:00 a.m. at Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri, 64012, for the following purposes:

         I. To elect five members to the Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified;

         II. To consider and approve an amendment to the Corporation's 1992 Stock Option Plan (the "AVAX Option Plan") to increase the number of shares of Common Stock available for issuance under the AVAX Option Plan from 437,500 shares of Common Stock to 1,500,000 shares of Common Stock;

         III. To consider and approve an amendment to the Corporation's Certificate of Incorporation to decrease the number of authorized shares of Common Stock available for issuance by the Corporation from 50,000,000 to 30,000,000.

         IV. To ratify the selection of the firm of Ernst & Young, LLP, as auditors for the fiscal year ending December 31, 1998; and

         V. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record of the Corporation's Common Stock and Series B Convertible Preferred Stock at the close of business on April 22, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Corporation's executive offices at 4520 Main Street, Suite 930, Kansas City, MO 64111, for a period of 10 days prior to the meeting. The stock transfer books of the Corporation will not be closed.

                                              By Order of the Board of Directors

                                              /s/ Michael S. Weiss
                                              --------------------
                                              Michael S. Weiss
                                              Corporate Secretary
Kansas City, Missouri
April 29, 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                            AVAX TECHNOLOGIES, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 27, 1998

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of AVAX TECHNOLOGIES, Inc., a Delaware corporation ("AVAX" or the "Corporation"), with its principal executive offices at 4520 Main Street, Suite 930, Kansas City, Missouri, 64111, for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting"), to be held on Wednesday, June 3, 1998 at 10:00 a.m. at Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri, 64012. It is expected that this Proxy Statement and the form of proxy will be mailed to stockholders on or about April 29, 1998.

Only holders of shares of Common Stock, par value $.004 per share (the "Common Stock") and holders of shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Corporation, of record as of April 22, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of April 7, 1998, 4,874,658 shares of Common Stock and 192,952 shares of Series B Preferred Stock were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and each share of Series B Preferred Stock will be entitled to approximately 26.0875 votes. As of April 7, 1998, the 192,952 shares of Series B Preferred Stock are entitled to 5,033,511 shares in the aggregate on all matters to be voted on.

Stockholders may vote at the annual meeting in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Corporation at any time before it is exercised, by executing a proxy with a later date, or by attending and voting at the Annual Meeting. The persons named as proxies in the form of proxy are directors and/or officers of the Corporation. All properly executed proxies that are returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the stockholders will consider and vote upon (i) a proposal to amend the Corporation's 1992 Stock Option Plan (the "AVAX Option Plan") to increase the number of shares of Common Stock available for issuance under the AVAX Option Plan from 437,500 to 1,500,000 shares of Common Stock, and (ii) a proposal to ratify the selection of auditors, as further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR a respective matter if no specification is indicated.

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the form of proxy.

The Annual Report of the Corporation, containing financial statements for the fiscal year ended December 31, 1997, is being mailed together with this Proxy Statement and the related proxy card to all stockholders of record as of the close of business on April 22, 1998 for delivery beginning on or about April 29, 1998. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

At the Annual Meeting, five directors will be elected by the stockholders to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. Management recommends that the persons named below be elected as directors of the Corporation and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. The persons nominated for election to the Corporation's Board of Directors are:
Jeffrey M. Jonas, M.D., Mr. Edson D. DeCastro, John K.A. Prendergast, Ph.D., Carl Spana, Ph.D., Michael S. Weiss, Esq. Each of the nominees currently serves as a director of the Corporation. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. See "Voting Procedures."

General Information Concerning the Board of Directors and its Committees

The Board of Directors met three times and acted by unanimous written consent three times during the fiscal year ended December 31, 1997. Each incumbent director attended, in person or by telephone, all the meetings of the Board of Directors and committees of the Board of Directors on which he served during such fiscal year.

The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee met one time during the last fiscal year and the Compensation Committee met one time during the last fiscal year, and otherwise their respective responsibilities were assumed by the full Board of Directors. The Corporation does not have a Nominating Committee.

Audit Committee. The Audit Committee of the Board of Directors, consisting of Jeffrey M. Jonas, M.D., Mr. Edson D. DeCastro and Carl Spana, Ph.D., oversees the accounting and tax functions of the Corporation, including recommendation to the Corporation of independent auditors to conduct the annual audit of the Corporation's financial statements, review of the scope and costs of the audit plans of the independent auditors, review of the independent auditors' internal accounting controls, advising and assisting the Board of Directors in evaluating the auditor's review and supervising the Corporation's financial and accounting organization and financial reporting

Compensation Committee. The Board of Directors also has a Compensation Committee, of which Carl Spana, Ph.D. and Michael S. Weiss, Esq. are members. The Compensation Committee reviews and makes recommendations concerning executive compensation, and administers the AVAX Option Plan together with the Board of Directors. The Compensation Committee also administers the Director Plan.

Nominating Committee. The Corporation does not have a standing Nominating Committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for election of directors must do so in compliance with the applicable procedures set forth in the Corporation's Bylaws. The Corporation will furnish copies of such Bylaw provision upon written request to the Corporation, Attention: Erika Rich, 4520 Main Street, Suite 930, Kansas City, MO 64111.

Executive Officers

Executive officers of the Corporation are elected annually and hold office until the first meeting of the Board of Directors after each annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. The Reporting Persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Specific due dates for these reports have been established and the Corporation is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1997, and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with the Section 16(a) filing requirements in the fiscal year ended December 31, 1997.


Nominees for Election to the Board of Directors

The following table sets forth the names and ages, as of April 24, 1998, of the nominees to be elected at the Annual Meeting, their respective principal occupations during the past five years and the period during which each has served as a director of the Corporation. For information concerning the number of shares of Common Stock beneficially owned by each nominee, see "Principal Stockholders."

Name                          Age   Position with the Corporation
----                          ---   -----------------------------

Jeffrey M. Jonas, M.D.        45    Chief Executive Officer, President and
                                    Director
Edson D. de Castro            59    Director
John K.A. Prendergast, Ph.D.  44    Director
Carl Spana, Ph.D.             35    Director
Michael S. Weiss, Esq.        32    Secretary and Director

Jeffrey M. Jonas, M.D., has been the Chief Executive Officer, President and Director of the Corporation since June 1, 1996. Prior to joining the Corporation, from 1994 to 1996, Dr. Jonas was the Vice President of Clinical Development and the Chief Medical Officer of Upjohn Laboratories. From 1991 to 1994, he was the Vice President of Worldwide Pharmaceutical Regulatory Affairs, the Director of Psychopharmacology and the Director of Clinical Development III for Upjohn Corporation. Prior thereto, Dr. Jonas was a research and clinical psychopharmacologist in the Boston area. Dr. Jonas has authored a book on Prozac(TM), and over 100 scientific articles, abstracts and book chapters. Dr. Jonas received his M.D. from Harvard Medical School in 1979 and a B.A. in Biology and English from Amherst College in 1975.

Mr. Edson D. de Castro has been a member of the Board of Directors of the Corporation since October 1993. Since 1990, Mr. de Castro has been consulting for companies and participating as a member of certain Boards of Directors. Mr. de Castro was one of five co-founders of Data General Corporation in 1968 for which, from 1968 to 1989, he served as its President and Chief Executive Officer, and from 1989 to 1990, he served as its Chairman of the Board of Directors. From 1995 to 1997, Mr. de Castro was the Chief Executive Officer and Chairman of the Board of Directors of Xenometrix, Inc. Mr. de Castro was a founder and Executive Committee Member of the Massachusetts High Tech Council. Mr. de Castro is a Trustee of Boston University. In addition, Mr. de Castro serves on the Board of Directors of Boston Life Sciences, Inc. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell in 1960.

John K.A. Prendergast, Ph.D., has been a director of the Corporation since July 1996. Dr. Prendergast has served as President and principal of Summercloud Bay, Inc., a biotechnology-consulting firm, since 1993. He is a co-founder and/or a member of the Board of Ingenex, Inc., Atlantic Pharmaceuticals, Inc., Optex Ophthamologics, Inc., Gemini Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and Palatin Technologies, Inc. From October 1991 through December 1997, Dr. Prendergast was a Managing Director of Paramount Capital Investments, LLC and a Managing Director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

Carl Spana, Ph.D., has been a Director of the Corporation since September 1995 and was its Interim President from August 1995 to June 15, 1996. Dr. Spana is currently an Executive Vice President and Chief Technology Officer of Palatin Technologies, Inc. Since June 1996, Dr. Spana has served as Executive Vice President and Chief Technology Officer of RhoMed Incorporated. From 1993 to 1996, Dr. Spana was responsible for discovering, evaluating, and commercializing new biotechnologies through his work at Paramount Capital Investments, LLC where he was an Associate Director. Dr. Spana has been a co-founder of several private biotechnology firms. From 1991 to 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb where he was involved in scientific research in the field of immunology that led to the initiation of several new drug discovery programs. Dr. Spana currently is a member of the Board of Directors of Palatin Technologies, Inc. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

Michael S. Weiss, Esq., has been a Director of the Corporation since March 1996 and Secretary of the Corporation since September 1995. Mr. Weiss is Senior Managing Director of Paramount Capital, Inc. and certain of its affiliates, and has been employed by Paramount Capital, Inc. since 1993. Prior to that, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss is a Director of Pacific Pharmaceuticals, Inc. and Palatin Technologies, Inc., Vice Chairman of the Board of Genta, Inc., Chairman of the Board of Directors of Procept, Inc., and Secretary of Atlantic Pharmaceuticals, Inc., each of which is a publicly traded biotechnology company. In addition, Mr. Weiss is a Director of several privately-held biotechnology companies. Mr. Weiss received his J.D. from Columbia University School of Law and a B.S. in Finance from the State University of New York at Albany.

                               EXECUTIVE OFFICERS

The following table sets forth the names and positions of the executive officers of the Corporation:

Name                         Age    Position with the Corporation
----                         ---    -----------------------------
Jeffrey M. Jonas, M.D.       45     Chief Executive Officer, President and
                                    Director
David L. Tousley, C.P.A.     42     Chief Financial Officer
Ernest W. Yankee, Ph.D.      54     Executive Vice President

Additional information relating to Jeffrey M. Jonas, M.D., is included in the preceding pages under "Election of Directors."

David L. Tousley, C.P.A., has been the Chief Financial Officer of the Corporation since October 1, 1996. Prior to joining the Corporation, from 1989 to 1996, Mr. Tousley was the Controller and then the Vice President for Finance and Administration of Connaught Laboratories, Inc. Mr. Tousley received his M.B.A. in Accounting from Rutgers University Graduate School of Business in 1978 and his B.A. in English from Rutgers College in 1977.

Ernest W. Yankee, Ph.D., has been an Executive Vice President of the Corporation since October 1, 1996. Prior to joining the Corporation, he served as the Director of Clinical Development of the Upjohn Company from 1994 to 1996. From 1990 to 1994, he was the Director of Preclinical Development-Scientific Affairs of the Upjohn Company. Dr. Yankee received his Ph.D. from the University of California at Los Angeles in 1970 and his B.A. in Chemistry from La Sierra University in 1965.

All directors hold office until the next annual meeting of stockholders of the Corporation and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Corporation's bylaws provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the Corporation's best interests.

Family Relationships

There are no family relationships among directors or executive officers of AVAX.

The Board of Directors recommends a vote FOR the nominees to the Board of Directors set forth above.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 7, 1998, certain information regarding the beneficial ownership of the Common Stock (i) by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the named executive officers and directors of the Corporation and (iii) by all officers and directors of the Corporation as a group.

         Name and Address of Beneficial                                     Number of        Percentage of Class
                   Owner (1)                          Title of Stock        Shares          Beneficially Owned
        -------------------------------            ----------------------  ------------      ------------------
        Lindsay A. Rosenwald, M.D. (2)            Common Stock             773,056                15.86%
        787 Seventh Avenue,                       Series B Preferred        10,000 (3)               *
        48th Floor
        New York, NY 10019

        Peter K. Hilal, M.D. (4)                  Common Stock             280,500                 5.75%
        60 East 42nd Street Suite 1946
        New York, NY 10165

        Jeffrey M. Jonas, M.D. (5)                Common Stock             196,936                 3.88%

        Carl Spana, Ph.D. (6)                     Common Stock              73,707                 1.51%

        John K.A. Prendergast, Ph.D. (7)          Common Stock              73,707                 1.51%

        Edson D. de Castro (8)                    Common Stock              38,790                   *

        Michael S. Weiss, Esq. (9)                Common Stock             109,507                 2.24%

        David L. Tousley, C.P.A. (10)             Common Stock              58,125                 1.18%

        Ernest W. Yankee, Ph.D. (10)              Common Stock              58,125                 1.18%

        All officers and directors as a group     Common Stock             608,897                11.59%
        (7 persons)                               Series B Preferred            -0-                  *


---------------------------------------------------------------------------------------------------------------------

*Represents less than 1%.

(1) Beneficial ownership is determined in accordance with rules promulgated by the Securities and Exchange Commission, and includes voting and investment power with respect to shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 7, 1998, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 199,314 shares of Common Stock owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Excludes (i) 17,000 shares of Common Stock issuable upon exercise of warrants issued to the designees of Paramount Capital, Inc., the placement agent (the "Placement Agent") for certain bridge financing transactions of the Corporation from August 1995 to February 1996 (the "Bridge Placement Warrants") and (ii) approximately 320,949 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of warrants issued to the designees of the Placement Agent in connection with services rendered during a private offering of Series B Preferred Stock held by the Corporation in May and June 1996 (the "Series B Placement Warrants"). Includes 61,250 shares of Common

Stock owned by The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P. (collectively, the "Funds"), two private investment funds that are managed by a company of which Dr. Rosenwald is President, but excludes an aggregate of 298,211 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held directly by such entities or issuable upon exercise of Series B Placement Warrants and Bridge Placement Warrants held by such entities. Dr. Rosenwald disclaims beneficial ownership of such shares owned by the Funds, except to the extent of his pecuniary interest, if any.

(3) Represents shares of Series B Preferred Stock owned by the Funds. Dr. Rosenwald disclaims beneficial ownership of such shares owned by the Funds, except to the extent of his pecuniary interest therein, if any.

(4) Includes 25,050 shares of Common Stock owned directly by Hilal Capital, LP, 77,340 shares of Common Stock owned directly by Hilal Capital, QP, LP, and 178,110 shares of Common Stock managed by Hilal Capital Management, LLC and owned directly by Hilal Capital International, Ltd. and a third party account of Hilal Capital Management, LLC, based solely upon the Company's review of a
Schedule 13G as filed with the Securities and Exchange Commission on April 6, 1998.

(5) Represents shares that Dr. Jonas may acquire within 60 days of April 7, 1998, upon the exercise of options granted pursuant to his letter of employment. Excludes 271,936 shares of Common Stock issuable upon exercise of options granted pursuant to his letter of employment which are not exercisable within 60 days of April 7, 1998.

(6) Includes 8,790 shares of Common Stock that Dr. Spana may acquire within 60 days of April 7, 1998 upon the exercise of options granted as board compensation. Excludes 36,371 shares of Common Stock issuable to Dr. Spana upon exercise of options granted as board compensation which are not exercisable within 60 days of April 7, 1998.

(7) Includes 8,790 shares of Common Stock that Dr. Prendergast may acquire within 60 days of April 7, 1998 upon the exercise of options granted as board compensation. Excludes 36,371 shares of Common Stock issuable to Dr. Prendergast upon exercise of options granted as board compensation which are not exercisable within 60 days of April 7, 1998.

(8) Represents shares of Common Stock that Mr. de Castro may acquire within 60 days of April 7, 1998, including 8,790 shares of Common Stock that Mr. de Castro may acquire within 60 days of April 7, 1998 upon the exercise of options granted as board compensation. Excludes 36,371 shares of Common Stock issuable Mr. de Castro upon exercise of options granted as board compensation which are not exercisable within 60 days of April 7, 1998.

(9) Excludes (i) 1,500 shares of Common Stock issuable upon exercise of Bridge Placement Warrants and (ii) approximately 45,180 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants. Includes 8,790 shares of Common Stock that Mr. Weiss may acquire within 60 days of April 7, 1998 upon the exercise of options granted as board compensation. Excludes 36,371 shares of Common Stock issuable to Mr. Weiss upon exercise of options granted as board compensation which are not exercisable within 60 days of April 7, 1998.

(10) Represents shares that Mr. Tousley and Dr. Yankee each may acquire within 60 days of April 7, 1998 and excludes 126,875 shares issuable to each of Mr. Tousley and Dr. Yankee not exercisable within 60 days of April 7, 1998 upon exercise of options granted pursuant to their respective letters of employment.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following Summary Compensation Table sets forth the compensation earned by the persons serving as the Corporation's chief executive officer and the other named executive officers (the "Named Officers") for the last three fiscal years. Each of the Named Officers joined the Corporation in 1996. The Corporation has no long-term incentive plans and has made no restricted stock awards.

                                                Summary Compensation Table
                                                    Annual Compensation

                                                                                                Shares of
                                                                                Restricted       Common
                                                                                  Common          Stock                All Other
                                                                                  Stock         Underlying             Compensa-
                                               Salary           Bonus             Awards       Options/SARs              tion
 Name and Principal Position      Year          ($)              ($)               ($)             (#)                    ($)
------------------------------- --------- ----------------- --------------- ------------------ ------------------ ----------------
Jeffrey M. Jonas, M.D. --
President and Chief Executive
Officer                         1997           $214,656.63        $100,000         -0-                 150,000.0              -0-
                                1996           $117,712.29         $12,500(1)      -0-                 318,872.5              -0-
David L. Tousley, C.P.A. --
Chief Financial Officer         1997           $154,500.00         $50,000         -0-                    60,000       $62,570.54(2)
                                1996          $  35,288.44             -0-         -0-                   125,000              -0-
Ernest W. Yankee, Ph.D. -
Executive Vice President        1997           $150,750.10         $50,000         -0-                    60,000       $70,631.27(3)
                                1996            $36,250.02             -0-         -0-                   125,000              -0-

1 Represents amount paid to Dr. Jonas as a signing bonus in connection with his letter of employment. See "Management--Employment Agreements; Termination and Severance Arrangements."

2 Includes $62,287.04 paid in connection with Mr. Tousley's relocation and temporary living expenses in accordance with his letter of employment and $283.50 in group term life insurance premiums for insurance coverage in excess of $50,000, paid by the Corporation.

3 Includes $69,906.27 paid in connection with Dr. Yankee's relocation and temporary living expenses in accordance with his letter of employment and $725.00 in group term life insurance premiums for insurance coverage in excess of $50,000, paid by the Corporation.

Options

The following table sets forth certain information concerning stock options granted during the fiscal year ended December 31, 1997 to the Named Officers. The Corporation does not grant stock appreciation rights.

                                   Option/SAR Grants In Last Fiscal Year
                                   -------------------------------------
                    Shares of Common Stock    % of Total
                    Underlying Options/SARs   Options/SARs Granted     Exercise or Base
Name                Granted (#)               to Employees in Fiscal   Price ($/share)    Expiration Date
                                              Year
------------------- ------------------------- ------------------------ ------------------ ---------------
Jeffrey M. Jonas,
M.D.                150,000                   40.54%                   4.50               July 1, 2004
David L. Tousley,
C.P.A.              60,000                    16.22%                   4.50               July 1, 2004
Ernest W. Yankee,
Ph.D.               60,000                    16.22%                   4.50               July 1, 2004


The following table sets forth certain information concerning stock options held by the Named Officers on December 31, 1997. No stock options were exercised by the Named Officers during the fiscal year ended December 31, 1997.

                     Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
                     --------------------------------------------------------------------------------

                                                        Number of Securities                     Value of Unexercised
                                                     Underlying Unexercised                      In-The-Money Options
                                                   Options at December 31, 1997 (#)         at December 31, 1997 ($)(1)
                                                   --------------------------------         ---------------------------
                               Shares Acquired
Name                           on Exercise (#)          Exercisable       Unexercisable         Exercisable         Unexercisable
------------------------------ ------------------- ----------------- ------------------- ------------------- ---------------------
Jeffrey M. Jonas, M.D.                -0-                   132,077             336,795         $321,363.19           $535,605.31
David L. Tousley, C.P.A.              -0-                    35,000             150,000          $83,984.37           $251,953.13
Ernest W. Yankee, Ph.D.               -0-                    35,000             150,000          $83,984.37           $251,953.13

(1) Value is based on the difference between the option exercise price and $3.6875, the fair market value of the Common Stock on December 31, 1997 (based upon the closing price on such day on the Nasdaq SmallCap Market), multiplied by the number of shares of Common Stock issuable upon exercise of the options.

Compensation of Directors

In September 1997, as compensation for services rendered and to be rendered as members of the Corporation's Board of Directors, the Corporation issued to each of Mr. de Castro, Dr. Spana, Dr. Prendergast and Mr. Weiss, options to purchase 40,000 shares of Common Stock, exercisable for seven years at an exercise price equal to $4.50 per share. Such options vest at a rate of 1/16 per quarter for a period of four years, commencing on December 1, 1997.

The Corporation currently intends to compensate its directors on an annual basis, at the election of each such director (which election must be made annually by December 15th of the year immediately prior to the year in which such compensation is earned (the "Election Date")), as follows: (i) $10,000, payable quarterly in arrears (the "Director's Fee"), or (ii) options to purchase that number of shares of Common Stock in an amount equal to the result obtained by multiplying (A) two by (B) the result obtained by dividing (x) the Director's Fee by (y) the closing price of the Common Stock on the Election Date, or the last business day preceding the Election Date (the "Closing Price"); which options shall vest at a rate of 1/4 per quarter over a one-year period and shall be exercisable for a period of seven years at an exercise price equal to the Closing Price. All directors have elected to be compensated for their 1998 services with options to purchase Common Stock and in December 1997 were each issued options to purchase 5,161 shares of Common Stock with the foregoing terms at an exercise price of $3.875 per share of Common Stock.

Dr. Jonas receives no compensation for service on the Board of Directors or any committee thereof. All directors of the Corporation are reimbursed for travel expenses incurred in attending board and committee meetings.

The Corporation may retain additional board members in the future. Certain of the directors may have consulting agreements and/or receive stock grants in consideration for services rendered to the Corporation, other than services rendered as members of the Board. See "Executive Compensation" and "Certain Relationships and Related Transactions."

Employment Agreements

On May 17, 1996, the Corporation entered into a letter of employment (the "Jonas Employment Letter") with Jeffrey M. Jonas, M.D., pursuant to which Dr. Jonas became the President, Chief Executive Officer and a Director of the Corporation for an initial term of four years, effective as of June 1, 1996. Pursuant to the terms of the Jonas Employment Letter, Dr. Jonas received a signing bonus of $12,000, and will receive an annual salary of $200,000. Dr. Jonas also became entitled to receive a minimum annual bonus of $25,000 at the end of the first year of his employment and an additional discretionary bonus of up to $175,000. Dr. Jonas also received options to acquire 318,872.5 shares of Common Stock at an exercise price of $1.00. Such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

In June 1997, Dr. Jonas received a bonus of $100,000 and his annual salary was increased to $225,000. In July 1997, Dr. Jonas received options to acquire an additional 150,000 shares of Common Stock at an exercise price of $4.50 per share. Such options vest at a rate of 1/12 per quarter over a three-year period, and are exercisable for a period of seven years. The Jonas Employment Letter also provides that the Corporation and Dr. Jonas intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Dr. Jonas will also be eligible for additional stock options and bonuses based upon outstanding performance. In the event that a Change of Control (as defined in the Jonas Employment Letter) occurs and, prior to the expiration of the initial term of the Jonas Employment Letter, Dr. Jonas' employment thereunder is terminated by the Corporation without cause or by Dr. Jonas with cause, all options previously granted to Dr. Jonas which remain unvested will immediately vest.

On September 13, 1996, the Corporation entered into a letter of employment (the "Tousley Employment Letter") with David L. Tousley, pursuant to which Mr. Tousley became the Chief Financial Officer of the Corporation for an initial term of four years. Pursuant to the terms of the Tousley Employment Letter, Mr. Tousley received an annual salary of $150,000 and an additional discretionary bonus of up to $125,000. Mr. Tousley also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. Mr. Tousley received a bonus of $50,000 at the end of the first year of his employment and his annual salary was increased to $168,000.

In July 1997, Mr. Tousley received options to acquire an additional 60,000 shares of Common Stock at an exercise price of $4.50 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Tousley Employment Letter also provides that the Corporation and Mr. Tousley intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Mr. Tousley shall also be entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Corporation may determine. In the event that a Change of Control (as defined in the Tousley Employment Letter) occurs and, prior to the expiration of the initial term of the Tousley Employment Letter, Mr. Tousley's employment thereunder is terminated by the Corporation without cause or Mr. Tousley with cause, all options previously granted to Mr. Tousley which remain unvested will immediately vest.

On September 13, 1996, the Corporation entered into a letter of employment (the "Yankee Employment Letter") with Ernest W. Yankee, Ph.D., pursuant to which Dr. Yankee became an Executive Vice President of the Corporation for an initial term of four years. Pursuant to the terms of the Yankee Employment Letter, Dr. Yankee received an annual salary of $145,000, and an additional discretionary bonus of up to $83,750. Dr. Yankee also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. All such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. Mr. Yankee received a bonus of $50,000 at the end of the first year of his employment and his annual salary was increased to $168,000.

In July 1997, Dr. Yankee received options to acquire an additional 60,000 shares of Common Stock at an exercise price of $4.50 per share. All such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Yankee Employment Letter also provides that the Corporation and Dr. Yankee intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Dr. Yankee shall also be entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Corporation may determine. In the event that a Change of Control (as defined in the Yankee Employment Letter) occurs and, prior to the expiration of the initial term of the Yankee Employment Letter, Dr. Yankee's employment thereunder is terminated by the Corporation without cause or by Dr. Yankee with cause, all options previously granted to Dr. Yankee which remain unvested will immediately vest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a private offering held in May and June 1996, the Corporation consummated an offering of Series B Preferred Stock (the "Series B Offering") pursuant to which the Corporation raised aggregate gross proceeds of approximately $25,800,000. In connection with services rendered by Paramount Capital, Inc., as placement agent ("Paramount" or the "Placement Agent"), for the Series B Offering, and pursuant to a placement agency agreement entered into by the Corporation and the Placement Agent, the Corporation paid the Placement Agent cash commissions of approximately $2,324,000, a non-accountable expense allowance of approximately $1,033,000 and placement warrants ("Series B Placement Warrants") to acquire approximately 25,820 shares of Series B Preferred Stock, exercisable until June 11, 2006 at an exercise price of $110 per share of Series B Preferred Stock. See "Description of Securities."

Pursuant to the placement agency agreement for the Series B Offering, on June 12, 1996, the Corporation and the Placement Agent entered into a Financial Advisory Agreement, pursuant to which the Placement Agent acts as the Corporation's non-exclusive financial advisor. Such engagement provides that the Placement Agent will receive a monthly retainer of $4,000 per month for a minimum of 24 months, plus expenses and success fees. During 1997, the Company paid $53,368 in monthly retainer and expenses to the Placement Agent.

On October 20, 1995, the Corporation entered into an Engagement & Technology Acquisition Agreement with The Castle Group, LLC ("The Castle Group"), which may be deemed an affiliate of both the Corporation and the Placement Agent, pursuant to which The Castle Group identified, negotiated and acquired for the Corporation its license agreement with Thomas Jefferson University. In consideration for the conveyance of the license, TJU and Dr. Berd were both granted 229,121.5 shares of Common Stock. In connection therewith, The Castle Group and its designees were granted and sold 916,485.5 shares of Common Stock of the Corporation at a price of $.004 per share. Prior to the acquisition of the TJU License, the Corporation had no technological assets other than its former lead product under development, which was sold in December 1995.

Lindsay A. Rosenwald, M.D., a substantial shareholder of the Corporation, is the Chairman and sole shareholder of each of the Placement Agent and Paramount Capital Investments, LLC. Dr. Rosenwald personally collateralized loans to the Corporation from NatWest Bank N.A., pursuant to which the Corporation incurred principal and interest indebtedness of approximately $55,000. Such indebtedness was paid in full as of June 30, 1996. Dr. Rosenwald also extended a line of credit to the Corporation. As of June 30, 1996, the Corporation paid the outstanding principal amount and accrued interest under such line of credit, which was approximately $250,000. In addition, in 1995 and 1996, Paramount acted as placement agent, pursuant to a placement agency agreement, for a bridge financing for the Corporation as to which Paramount was paid $90,000 in commissions and received warrants to purchase 31,250 shares of Common Stock. Two of the investors in these bridge financings were private investment funds managed by a company for which Dr. Rosenwald is President. In addition, Michael
S. Weiss, Director and Secretary of the Corporation, is a Senior Managing Director of Paramount. Wayne Rubin, at that time the Treasurer of the Corporation, is Chief Financial Officer of Paramount and Paramount Capital Investments, LLC. Dr. Carl Spana, a Director of the Corporation, was at that time a Vice President of Paramount Capital Investments, LLC. Dr. John K.A. Prendergast, also a Director of the Corporation, was a Managing Director of Paramount Capital Investments, LLC until December 1997.

In consideration of services rendered on behalf of the Corporation in connection with the acquisition and negotiation of the license agreement with Rutgers, The State University of New Jersey, on February 13, 1997, the Corporation agreed to pay Samuel P. Wertheimer, Ph.D., $25,000, and Carl Spana, Ph.D., $15,000. In addition, the Corporation agreed to issue to each of Drs. Wertheimer and Spana warrants to purchase 6,375 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years. In consideration of services rendered on behalf of the Corporation in connection with the acquisition and negotiation of the license agreement with The Texas A&M University System, on February 13, 1997, the Corporation agreed to pay Fred Mermelstein, Ph.D., $40,000 and to issue to Dr. Mermelstein warrants to purchase 12,750 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years. Drs. Wertheimer and Mermelstein are employees of Paramount Capital Investments, LLC, and Dr. Spana is a Director of the Corporation.

On March 17, 1998, the Company entered into a consulting agreement with Timothy McInerney, pursuant to which the Company agreed to issue to Mr. McInerney options to purchase 50,000 shares of Common Stock at an exercise price of $4.00, exercisable for seven years. Mr McInerney is an employee of Paramount.

Pursuant to the Corporation's Certificate of Incorporation and Bylaws, the Corporation has agreed to indemnify the Directors and Officers of the Corporation to the maximum extent permissible under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing, or otherwise, the Corporation has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                   PROPOSAL II

                  PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN

Amendment to Increase the Number of Authorized Shares Under the 1992 Stock Option Plan

The 1992 Stock Option Plan of the Corporation (the "AVAX Option Plan") was adopted by the Board of Directors in April 1992 and was approved by the stockholders in April 1992. The AVAX Option Plan expires by its own terms in 2002. The purposes of the AVAX Option Plan are to provide incentive to employees and consultants of the Corporation, to encourage employee proprietary interests in the Corporation, to encourage employees to remain in the employ of the Corporation and to attract to the Corporation individuals of experience and ability.

Pursuant to the AVAX Option Plan, as of April 24, 1998, options to purchase 30,000 shares of Common Stock were outstanding and fully vested at a weighted average price of $1.20 per share, and no options had been exercised. As of April 7, 1998, the market value of the shares was $4.4375 per share, based upon the closing price on such date on the Nasdaq SmallCap Market.

Such options do not confer upon holders thereof any voting or any other rights of a stockholder of the Corporation. The shares of Common Stock issuable upon exercise of the options in accordance with the terms thereof will be fully paid and nonassessable.

Currently, the number of shares authorized for issuance under the AVAX Option Plan is 437,500 shares. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to increase the number of shares of Common Stock issuable pursuant to the AVAX Option Plan to 1,500,000 shares (the "Amendment"). The purpose of the Amendment is to permit the Board of Directors, the Corporation's Compensation Committee and its management to continue to provide long term, equity based incentives to present and future officers, employees and certain directors. If the Amendment is not approved, the Corporation will not grant options to purchase shares of Common Stock under the AVAX Option Plan in excess of that number of shares of Common Stock remaining available under the existing AVAX Option Plan. In such event, the Corporation may in the future be unable to continue to provide suitable long-term equity-based incentives to directors, officers and employees.

As of April 24, 1998, of the 437,000 shares of Common Stock authorized for issuance under the AVAX Option Plan, 407,500 shares remained available for new grants of options to purchase shares, and 30,000 shares of Common Stock had already been reserved for outstanding Options. The Corporation has not at the present time determined who will receive the remaining options, if any, if the Amendment is approved.

Stock Options Granted Under the AVAX Option Plan Since its Inception

Since its inception, and through April 24, 1998, the following persons have received stock options pursuant to the Director Plan:

           Name and Principal Position               Number of Options*
           ---------------------------               ------------------

           Dayne Myers**+                                      62,500
                Former President, Chief Executive
                Officer and Director
           John F. Dee**+                                     112,500
           Rajeev Samantrai**+                                 31,250
           Wendy Kramer**+                                     53,250
           Allen Forbes, M.D.+                                  1,875
           George Bray, M.D.+                                   1,250
           Jean Endicott, Ph.D.+                                1,250
           Peggy Borum, Ph.D.+                                  1,250
           Steven Ziesel, Ph.D.+                                1,250
           Edson D. de Castro**                                30,000
                  Director
           Jeffrey M. Jonas, M.D.                                   0
                  President, Chief Executive
                  Officer and Director
           David L. Tousley, C.P.A.                                 0
                  Chief Financial Officer
           Ernest W. Yankee, Ph.D.                                  0
                  Executive Vice President
           Michael S. Weiss, Esq.                                   0
                  Corporate Secretary
                  and Director
           All Current Executive Officers                           0
                as a Group (4 Persons)
           All Current Directors who are not                   30,000
                Executive Officers as a Group
                (3 Persons)
           All Employees who are not                                0
                Executive Officers as a Group

---------------------
* Such number represents the total number of options granted to the person or group in question under the Director Plan, without taking into account those options which have been exercised, terminated or expired.

** Persons who have received five percent or greater of the options granted under the Director Plan.

+ Persons who are no longer employed by or associated with the Corporation and whose options have expired, become unexercisable or been canceled. The shares of Common Stock underlying such options are available for future grant pursuant to the terms of the AVAX Option Plan.

Description of the AVAX Option Plan

The AVAX Option Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options ("non-ISOs") to officers, employees and consultants (including certain directors who qualify as employees or consultants under the AVAX Option Plan by virtue of receiving compensation in excess of mere directors' fees for their services). ISOs may be granted only to officers and employees (including certain directors who qualify as employees or consultants under the AVAX Option Plan by virtue of receiving compensation in excess of mere directors' fees for their services). The AVAX Option Plan is administered by the Board of Directors of the Corporation (or a Committee thereof) (the "Board") which determines the terms of the Options granted, including the number of shares subject to the Option. The Board also determines the acceptable form of consideration for exercising the Option, which may include cash, check, or other option shares pursuant to a cashless exercise provision.

The AVAX Option Plan requires that the exercise price of ISOs granted to employees of the Corporation who, at the time of the grant of such ISOs, own stock representing more than 10% of the voting power of all classes of stock of the Corporation or any parent or subsidiary, must be at least equal to 110% of the fair market value of such shares on the date of grant. The AVAX Option Plan also requires that the exercise price of ISOs granted to any other employee of the Corporation must be at least equal to the fair market value of such shares on the date of grant, and that the exercise price of non-ISOs granted by the Corporation must be equal to 85% of the fair market value per share on the date of grant.

The maximum term of Options granted under the AVAX Option Plan is 10 years. However, with respect to any participant who owns stock possessing more than 10% of the voting rights of all classes of stock of the Corporation or any parent or subsidiary, the term may be no longer than five years. No ISO may be granted under the AVAX Option Plan to any individual if the aggregate fair market value of the shares (determined as of the time of the Option is granted) underlying the options which would become exercisable during any calendar year, under all ISOs held by such individual, exceeds $100,000, unless such excess Options shall be treated as non-ISOs.

Generally, any Option held by an individual who ceases to be employed or retained by the Corporation may only be exercised by such individual within three months (12 months in the case of non-ISOs) after such individual ceases to be employed or retained by the Corporation or, in the case of total and permanent disability, within one year after such individual ceases to be employed or retained by the Corporation. Generally, any Option held by an individual who dies while still employed or retained by the Corporation may be exercised by such individual's representative within 12 months following the date of death.

The Federal income tax aspects of ISOs and non-ISOs are generally described below. An employee will generally not be taxed at the time of grant or exercise of an ISO, although the excess of the fair market value of the stock over the exercise price on exercise of an ISO will taken into account for alternative minimum tax purposes. If the employee holds the shares acquired upon exercise of an ISO until at least one year after issuance and two years after grant of the Option, the employee will have long term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and the exercise price of the Option. An employee who realized a capital gain in such event will be entitled to capital gains tax treatment upon the sale or disposition of the shares. If these holdings periods are not satisfied, then upon disposition of the shares of Common Stock, the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at the time of exercise over the exercise price of the Option, plus capital gain in respect of any additional appreciation. With respect to a non-ISO, an optionee will not be taxed at the time of grant; upon exercise, however, the optionee will generally realize compensation income to the extent that the fair market value of the shares of Common Stock exceeds the exercise price of the Option. The Corporation generally will have a compensation deduction to the extent that, and at the time that, an optionee realizes compensation income with respect to an Option. In the case of an ISO, this means that the Corporation ordinarily is not entitled to a compensation deduction.

The Board of Directors recommends a vote FOR the approval of the Amendment to the AVAX Option Plan.

                                  PROPOSAL III

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

Amendment to Decrease the Number of Authorized Shares Under the Certificate of Incorporation

The Board of Directors of the Corporation has unanimously approved and recommended adoption of an amendment to the Corporation's Certificate of Incorporation to decrease the number of authorized shares of Common Stock available for issuance by the Corporation from 50,000,000 to 30,000,000 as follows:

     "RESOLVED, that in the judgment of the Board of Directors of the Corporation, it is deemed advisable and in the best interests of the Corporation to amend (the "Charter Amendment") its Certificate of Incorporation to decrease the number of shares of Common Stock, par value $.004 per share, of the Corporation ("Common Stock") which the Corporation shall have the authority to issue from 50,000,000 to 30,000,000.

     "RESOLVED that the President, the Chief Executive Officer, the Chief Financial Officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), and the Treasurer of the Corporation (the "Authorized Officers") be, and each of them hereby is, authorized in the name and on behalf of the Corporation, to take all such action and to execute the Charter Amendment and any further instruments and documents as shall be necessary or desirable in connection therewith, in the name and on behalf of the Corporation, with such changes therein as the Authorized Officer executing the same shall approve as necessary or desirable, such approval to be conclusively established by the execution thereof; and that the Corporation be, and it hereby is, authorized and empowered to perform its obligations thereunder.

     "RESOLVED that it is recommended that the stockholders of the Corporation approve the Charter Amendment in its entirety at the Annual Stockholders Meeting of the Corporation to be held on June 3, 1998."

The proposed Charter Amendment to the Certificate of Incorporation will be effected by amending Article 4(a)(1) thereof to read in full as follows:

"FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Thirty Five Million (35,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated `Preferred Stock' and Thirty Million (30,000,000) shares, having a par value of $.004 per share, shall be designated `Common Stock.'"

As of April 7, 1998, 4,874,658 shares of Common Stock were outstanding out of the 50,000,000 currently authorized shares of Common Stock.

Purpose of the Charter Amendment

The proposed decrease in the authorized shares of Common Stock is intended to provide the Corporation with annual savings on payments of Delaware franchise tax that would be due were the Corporation to have a greater number of authorized shares of Common Stock.

Anti-takeover effects

Although SEC rules require disclosure of provisions in a certificate of incorporation which have anti-takeover effects, neither the management nor the Board of Directors of the Corporation views the proposed decrease in the authorized amount of shares of Common Stock of the Corporation in this perspective. Although increases in the authorized number of shares of a company are sometimes viewed as efforts to oppose hostile takeover bids, this proposal to decrease authorized shares has not been prompted by an effort by anyone to gain control of the

Corporation, and the Corporation is not aware of any such attempt.

Voting Requirement

Under Section 242(b) of the General Corporation Law (the "GCL") of the State of Delaware, an amendment to a Certificate of Incorporation of a Delaware corporation must be approved by the affirmative vote of the holders of a majority of all classes of issued and outstanding stock of the corporation, taken together as a class, if so provided in the Certificate of Incorporation or any amendment thereto which created such classes of stock such as a certificate of designations. The Corporation's Certificate of Incorporation, as amended, authorizes the issuance of 55,000,000 shares, of which 50,000,000 is designated Common Stock and 5,000,000 is designated Series B Convertible Preferred Stock. In accordance with Section 242(b) of the GCL, the Corporation's Certificate of Designations creating the class of Series B Convertible Preferred Stock of the Corporation provides that the holders of Common Stock and Series B Convertible Preferred Stock shall vote together as one class. In addition, because an affirmative vote of the majority of outstanding shares of stock is required, any ballot or proxy marked "abstain" or not submitted will have the same effect as a negative vote.

The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Corporation's Certificate of Incorporation to decrease the authorized number of shares of Common Stock.

                                   PROPOSAL IV

                      RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected the firm of Ernst & Young, LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1998. Ernst & Young, LLP has served as the Corporation's auditors since the fiscal year ended December 31, 1994. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Corporation's independent public accountants is not required under Delaware law or under the Corporation's Certificate of Incorporation or its By-Laws. If the stockholders do not ratify the selection of Ernst & Young, LLP, as the Corporation's independent public accountants for the fiscal year ended December 31, 1998, the Corporation's Board of Directors will evaluate what would be in the best interests of the Corporation and its stockholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent public accountants.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young, LLP.

                                VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

The holders of shares of Series B Preferred Stock and Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation at the Annual Meeting. On each matter properly brought before the Annual Meeting, holders of shares of Common Stock will be entitled to one vote for each share of Common Stock held as of the Record Date and holders of Series B Preferred Stock shall be entitled to approximately 26.0875 votes for each share of Series B Preferred Stock held as of the Record Date.

Proposal I. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The five nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and voting on the election of directors at the Annual Meeting will be elected as directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees. Where the stockholder properly withheld authority to vote for a particular nominee or nominees, such stockholder's shares will not be counted toward such nominee's achievement of a plurality.

Proposal III. In accordance with Delaware law, the proposal to amend the Certificate of Incorporation of the Corporation must be approved by the affirmative vote of the holders of a majority of all classes of issued and outstanding stock of the Corporation, taken together as a class. Because a majority vote of outstanding shares of stock is required, any ballot or proxy marked "abstain" or not submitted will have the same effect as a negative vote.

Other Matters. For all other proposals described in this Proxy Statement and submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on a specific proposal, will have the effect of negative votes. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

                                  OTHER MATTERS

The Board of Directors is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 27, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                            EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Corporation. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Corporation personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any such further solicitation. In addition, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the name of a nominee. The Corporation will reimburse such persons for their reasonable out-of-pocket costs.

                          ANNUAL REPORT ON FORM 10-KSB

Copies of the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, are available to stockholders without charge upon written request addressed to Erika Rich, Office Manager, AVAX Technologies, Inc., 4520 Main Street, Suite 930, Kansas City, Missouri 64111.

Your cooperation in giving this matter your immediate attention and returning your proxy is appreciated.

                                       By Order of the Board of Directors,

                                       /s/ Michael S. Weiss
                                       --------------------
                                       Michael S. Weiss
                                       Corporate Secretary


Kansas City, Missouri
April 29, 1998

                                   APPENDIX A

               Please date, sign and mail your proxy card back as
                               soon as possible!

                         Annual Meeting of Stockholders

                             AVAX TECHNOLOGIES, INC.

                             Wednesday, June 3, 1998

                             AVAX TECHNOLOGIES, INC.

      Annual Meeting of Stockholders to be held on Wednesday, June 3, 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Jeffrey M. Jonas, M.D. and Carl Spana, Ph.D., and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock and Series B Convertible Preferred Stock of AVAX TECHNOLOGIES, INC. (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held on June 3, 1998, at 10:00 a.m., Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri, 64012, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 1998, a copy of which has been received by the undersigned. Each share of Series B Convertible Preferred Stock is entitled to 26.0875 votes. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1 through 4 is proposed by the Corporation.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH ABOVE AS DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE AVAX OPTION PLAN, FOR THE APPROVAL OF THE AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS.

                                SEE REVERSE SIDE

|X|  Please mark your votes as in this example.

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

             FOR ALL NOMINEES listed                             Nominees -
             at right (except as marked to the                   Jeffrey M. Jonas, M.D.
             contrary below):                 [     ]            Edson D. de Castro
                                                                 John K.A. Prendergast, Ph.D.
                                                                 Carl Spana, Ph.D.
             WITHHOLD AUTHORITY to vote for                      Michael S. Weiss
             all nominees listed at right:    [     ]

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:


2. To consider and approve an amendment to the Corporation's 1992 Stock Option Plan (the "AVAX Option Plan") that increases the number of shares of Common Stock available for issuance under the AVAX Option Plan from 437,500 to 1,500,000 shares.

             FOR  [     ]          AGAINST  [     ]            ABSTAIN  [     ]

3. To consider and approve an amendment to the Corporation's Certificate of Incorporation to decrease the number of authorized shares of Common Stock available for issuance by the Corporation from 50,000,000 to 30,000,000.

             FOR  [     ]          AGAINST  [     ]            ABSTAIN  [     ]

4. To ratify the selection of the firm of Ernst & Young, LLP, as auditors for the fiscal year ending December 31, 1998.

             FOR  [     ]          AGAINST  [     ]            ABSTAIN  [     ]

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting.           [   ] YES        [   ] NO

________________________________                    Date: ______________________
(Signature of Stockholder)

________________________________                    Date: ______________________
(Signature if held jointly)

Note: Please sign this Proxy exactly as your name or names appear on the books of the Corporation. Joint owners should each sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.

                                                                APPENDIX B

                            WALDEN LABORATORIES, INC.

                             1992 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this 1992 Stock Option Plan are to provide incentive to Employees and Consultants of the Company, to encourage Employee proprietary interest in the Company, to encourage Employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability.

Options granted under this Plan may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

2. Definitions. As used in this Plan, the following definitions shall apply:

       (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

       (b) "Applicable Laws" shall have the meaning set forth in Section 4(a) below.

       (c) "Board" shall mean the Board of Directors of the Company.

       (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) below, if one is appointed.

       (f) "Common Stock" shall mean the $0.001 par value Common Stock of the Company.

       (g) "Company" shall mean WALDEN LABORATORIES, INC. (formerly APPEX TECHNOLOGIES, INC.), a Delaware corporation, or any successor corporation to the Company.

       (h) "Consultant" shall mean (i) any person who is engaged by the Company or any subsidiary to render consulting services and is compensated for such consulting services, and (ii) any director of the Company whether compensated for such services or not; provided, however, that if the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the term Consultant shall thereafter not include directors who are not compensated for their services or who are paid only a director's fee by the Company.

       (i) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided, however, either that such leave must be for a period of not more than ninety (90) days or that re-employment upon the expiration of such leave must be guaranteed by contract or by statute.

       (j) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

       (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the average of the closing sales prices for such stock as quoted on such system for the last five trading days before the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such prices are reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the mean between the bid and asked prices for the Common Stock for the last five days before the date of determination; or

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

       (l) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

       (m) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

       (n) "Option" shall mean a stock option granted pursuant to the Plan.

       (o) "Optioned Stock" shall mean the Common Stock subject to an Option.

       (p) "Optionee" shall mean an Employee or Consultant who receives an Option.

       (q) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

       (r) "Plan" shall mean this 1992 Stock Option Plan, as amended and restated.

       (s) "Share" shall mean a share of Common Stock, adjusted in accordance with Section 11 below.

       (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 below, the maximum aggregate number of shares that may be optioned and sold under the Plan is 1,750,000* shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares that were subject to the Option shall, unless the Plan has been terminated, become available for fixture grant under the Plan.

Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for fixture grant or sale under the Plan.

4. Administration of the Plan.

(a) Composition of Administrator.

       (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan ("Rule 16b-3"), and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to directors, officers who are not directors and Employees who are neither directors nor officers.

       (ii) Administration with respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also officers or directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and (II) in such a manner as to satisfy the Applicable Laws.

       (iii) Administration with respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

--------
  * By virtue of reverse stock splits, this number has been changed to 437,500 as of April 15, 1998.


       (iv) General. Once a Committee has been appointed pursuant to subsection
       (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan.

       (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

              (ii) to select the officers, Consultants and Employees to whom Options may from time to time be granted under the Plan;

             (iii) to determine whether and to what extent Options are granted under the Plan;

              (iv) to determine the number of shares of Common Stock to be covered by each such award granted under the Plan;

               (v) to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any waiver or forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); and

             (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

       (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

5. Eligibility

       (a) Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

       (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Stock Options are exercisable for the
                                     -4-
first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

       (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

       (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause,

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 18 below. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 below.

7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

8. Exercise Price and Consideration.

       (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

       (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

             (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

       (ii) In the case of any Option, the per Share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

       (b) The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely oft

        (i) cash;

        (ii) check;

       (iii) other Shares which (a) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (b) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        (iv) delivery of an irrevocable subscription agreement for the Shares to be issued which irrevocably obligates the holder to take and pay for the shares not more than twelve (12) months after the date of delivery of the subscription agreement;

         (v) any combination of such methods of payment; or

        (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under Section 157 of the Delaware General Corporation Law.

9. Exercise of Option.

       (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Plan.

       An Option may not be exercised for a fraction of a Share.

       An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Emoloyee or Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant, then he or she may, but only within three (3) months (twelve (12) months in the case of a Nonstatutory Stock Option) or such other shorter period as is specified by the Administrator after the date he or she ceases to be an Employee or Consultant of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, if an Employee or Consultant is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), then he or she may, but only within twelve (12) months from the date of termination or such other shorter period as is specified by the Administrator (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of termination of employment or consulting. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee:

       (i) during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death or such other shorter period as is specified by the Administrator (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant three (3) months after the date of death; or

       (ii) within three (3) months after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three (3) months following the date of death or such other shorter period as is specified by the Administrator (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

(e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee shall not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case such Option shall terminate upon the consummation of the merger.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.
                                       -8-

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the stockholders of the Company in the manner describe in Section 18 of the
Plan:

       (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 above;

       (ii) any change in the designation of the class of persons eligible to be granted Options; or

       (iii) if the Company has a class of equity security registered under
       Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

(b) Stockholder Approval. If any amendment requiring stockholder approval under
Section 13(a) above is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, then such stockholder approval shall be solicited as described in Section 18 below.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. The exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Administrator shall approve.

17. Annual Report To Optionees. The Board of Directors shall cause an annual report to be sent to the Optionees not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five
(35) days) before the annual meeting of stockholders to be held during the next fiscal year. The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement for the fiscal year, (iii) a statement of cash flow for the fiscal year, and (iv) any report of independent accountants or, if there is not such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

The foregoing requirement of an annual report shall be waived so long as the shares of the Company are held by fewer than one hundred (100) holders of record.

18. Stockholder Approval.

       (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

       (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

       (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 18(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

       (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under
       Section 14(a) of the Exchange Act at the time such information is furnished; and
                                      -10-

       (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders,

                                       -11-